Exhibit 1.1

EXECUTION VERSION

1,300,000 Shares

MGE ENERGY, INC.

COMMON STOCK ($1.00 PAR VALUE PER SHARE)

UNDERWRITING AGREEMENT

May 12, 2020

May 12, 2020

To the Managers named in Schedule I hereto
for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

MGE Energy, Inc., a Wisconsin corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC (“Morgan Stanley”) and BofA Securities, Inc. (“BofA Securities”) are acting as managers (the “Managers”), the number of shares of its common stock, $1.00 par value per share, set forth in Schedule I hereto (the “Firm Shares”).  The Company also proposes to issue and sell to the several Underwriters not more than the number of additional shares of its common stock, $1.00 par value per share, set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that the Managers shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The shares of common stock, $1.00 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”  If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto), including a prospectus, relating to its Common Stock (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430 B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Common Stock dated May 12, 2020 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.  The term “Time of Sale” means 7:50 p.m., New York City time, on May 12, 2020.

1.

Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)

The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission.  If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company (i) at the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the 1933 Act, and (iv) as of the Time of Sale, the Company was and is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement.  The Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)

Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (i) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not include and, as amended or supplemented, if applicable, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein which shall be limited to the information set forth in Section 8(b).

(c)

The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Managers before first use, the Company has not prepared, used or referred to, and will not, without the Managers’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)

The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e)

Each significant subsidiary (as defined in Rule 405 of the Securities Act and, hereinafter called a “Significant Subsidiary”) of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)

This Agreement has been duly authorized, executed and delivered by the Company.

(g)

The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h)

The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i)

The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(j)

Neither the Company nor any subsidiary (as defined in Rule 405 of the Securities Act and, hereinafter called a “subsidiary”) of the Company is (i) in violation of its charter or by-laws or similar organizational document, (ii) in default in the performance or observance of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, except for such defaults that would not, singly or in the aggregate, have a Material Adverse Effect, or (iii) in violation of any law, rule, regulation or order, (including without limitation, the Federal Power Act (the “FPA”), the Public Utility Holding Company Act of 2005 (“PUHCA”), the Natural Gas Act (“NGA”), the Natural Gas Policy Act of 1978 (“NGPA”) and, in each case, the regulations and orders of the Federal Energy Regulatory Commission (“FERC”) thereunder, the Natural Gas Pipeline Safety Act of 1968 (“NGPSA”) and the Pipeline and Hazardous Materials Safety Administration (“PHMSA”) regulations under the NGA, the Wisconsin Utility Holding Company Act and the Wisconsin Public Utilities Law, and, in the cases of the Wisconsin Utility Holding Company Act and the Wisconsin Public Utilities Law, the regulations and orders of the Public Service Commission of Wisconsin (“PSCW”) thereunder (collectively, the “Utility Laws”)), judgment, order, or decree of any governmental body, agency or court (including without limitation, FERC, PSCW, PHMSA and the Wisconsin Department of Natural Resources (“WDNR”), North American Electric Reliability Corporation (“NERC”), Midwest Reliability Organization (“MRO”), Midcontinent Independent System Operator Inc. (“MISO”), PJM Interconnection Inc. (“PJM”) (or any other applicable regional transmission organization (“RTO”), independent system operator (“ISO”) or balancing authority area (“BAA”)) (collectively, the “Utility Authorities”)) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations, except for such violations that would not, singly or in the aggregate, have a Material Adverse Effect.

(k)

The Company and its subsidiaries (i) possess such permits, licenses, approvals, consents and other authorizations and (ii) have made such filings, certifications, notifications and other submittals, (collectively, “Governmental Licenses”) issued by or made with the appropriate arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (including without limitation, any Utility Authority) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(l)

The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law, rule or regulation (including without limitation, the Utility Laws), or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court (including without limitation, the Utility Authorities) is required for the execution and delivery of or the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(m)

There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise,

or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n)

There are no legal or governmental proceedings (including without limitation, any complaints, proceedings, investigations, enforcement actions, self-reports, penalty assessments, audits, rate proceedings, certificate proceedings, settlement, show cause orders or similar proceedings (including announced rulemakings)) before any Utility Authority pending, or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no material statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(o)

Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p)

The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q)

Except as described in the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations, including common law, relating to the protection of human health and or safety, the environment, natural resources or hazardous, or toxic or radioactive substances or wastes, pollutants or contaminants, including, without limitation, greenhouse gases (“Environmental Laws”), (ii) have received all permits, licenses, registrations or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license, registration or approval, and (iv) have no pending or, to the Company’s knowledge, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings (“Environmental Claims”) pending or, to the Company’s knowledge, threatened, against any of them, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses, registrations or other approvals, or failure to comply with the terms and conditions of such permits, licenses, registrations or approvals, or Environmental Claims, would not, singly or in the aggregate, have a Material Adverse Effect.

(r)

Except as described in the Time of Sale Prospectus and the Prospectus, there are no costs or liabilities associated with Environmental Laws or Environmental Claims (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license, registration or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(s)

There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(t)

(i) None of the Company or any of its subsidiaries or affiliates, or, to the Company’s knowledge, any director, officer, employee, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or, to the Company’s knowledge, will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and controlled affiliates have conducted their businesses in compliance  with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of  the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(u)

The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v)

i) None of the Company, any of its subsidiaries, or to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)

the subject of any sanctions administered or enforced by the U.S. Department of  the Treasury’s Office of Foreign Assets Control , the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)

located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)

The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)

to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)

in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)

the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w)

(i) The Company and its subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the

Company; (v) to the Company’s knowledge, neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; and (vi) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret; in each case, where the failure to own or possess a valid license, or a successful challenge, or any such infringement or misappropriation or violation, would have a Material Adverse Effect.

(x)

The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (i) as described in each of the Registration Statement, the Time of Sale Prospectus, and the Prospectus, or (ii) do not, in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in each of the Registration Statement, the Time of Sale Prospectus, and the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; except where the failure to be in full force and effect or such claim would not have a Material Adverse Effect.

(y)

 (i) Except as would not have a Material Adverse Effect: (i) the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(z)

(i) The Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”), except where the failure to comply would have a Material Adverse Effect; (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance in any material respect with any Data Security Obligation; and (iii) of there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation.

(aa)

The Company and each of its subsidiaries have taken technical and organizational measures that in the Company’s judgment are reasonably designed to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses.  Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied in all material respects with, information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that in the judgment of the Company are reasonably designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”).  There has been no such Breach that has had a Material Adverse Effect, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach, where such Breach would have a Material Adverse Effect.

(bb)

The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles (“U.S. GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any written notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would  have) a Material Adverse Effect.

(cc)

The financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity in all material respects with U.S. GAAP applied on a consistent basis throughout the periods covered thereby, except for any normal year-end adjustments in the Company’s quarterly financial statements or where an exception thereto has been adequately described therein.  The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.  The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(dd)

PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ee)

The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is prepared in accordance with the Commission’s rules applicable thereto.  Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ff)

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(gg)

The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person and (ii) has not authorized anyone other than the

Managers to engage in Testing-the-Waters Communications.  The Company reconfirms that the Managers have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.  “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(hh)

No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not, singly or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party where such cancellation or termination would have a Material Adverse Effect.

(ii)

The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-5 under the Exchange Act regulations) that is designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(jj)

The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result, singly or in the aggregate, in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied in the past five years.

(kk)

Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(ll)

There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm)

There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(nn)

(i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company, any of its subsidiaries or any of their “ERISA Affiliates” (defined as any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”) would be deemed at any relevant time to be a “single employer” or otherwise aggregated with the Company or any of its subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code) would have any liability (each a “Plan”) has been maintained in compliance in all respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code except where failure to do so would not have a Material Adverse Effect; (ii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that would result in a Material Adverse Effect, (B) no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur that would result in a Material Adverse Effect and (C) neither the Company, nor any of its subsidiaries nor any of their ERISA Affiliates has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default)  in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA) that would result in a Material Adverse Effect; (iii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan that would result in a Material Adverse Effect; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification that would result in a Material Adverse Effect.

2.

Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.  The Managers may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as Morgan Stanley may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.

Public Offering.  The Company is advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Managers’ judgment is advisable.  The Company is further advised by the Managers that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

4.

Payment and Delivery.  Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Managers.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section ?2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by the Managers.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as Morgan Stanley shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date for delivery through the facilities of the Depository Trust Company, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.

Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the following conditions:

(a)

Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)

no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii)

there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii)

there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Managers’ judgment, is material and adverse and that makes it, in the Managers’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)

The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c)

The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Sidley Austin LLP, New York counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B hereto.

The opinion and negative assurance letter of Sidley Austin LLP described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d)

The Underwriters shall have received on the Closing Date an opinion of Stafford Rosenbaum LLP, Wisconsin and regulatory counsel for the Company, dated the Closing Date to the effect set forth in Exhibit C hereto.

The opinion of Stafford Rosenbaum LLP described in Section 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e)

The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Shearman & Sterling LLP, counsel for the Underwriters, dated the Closing Date in form and substance reasonable satisfactory to the Underwriters.

(f)

The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)

The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Managers and the executive officers and directors of the Company listed on Schedule III relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Managers on or before the date hereof, shall be in full force and effect on the Closing Date.

(h)

The Underwriters shall have received a chief financial officer’s certificate, on the date hereof and on the Closing Date, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters to the effect set forth in Exhibit D hereto.

(i)

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Managers on the applicable Option Closing Date of the following:

(i)

a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)

an opinion and negative assurance letter of Sidley Austin LLP, New York counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii)

an opinion letter of Stafford Rosenbaum LLP, Wisconsin and regulatory counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv)

an opinion and negative assurance letter of Shearman & Sterling LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(v)

a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vi)

a chief financial officer’s certificate, in form and substance satisfactory to the Underwriters, dated the Option Closing Date, to the same effect as the certificate required by Section 5(h) hereof; and

(vii)

 such other documents as the Managers may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.

Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)

To furnish to the Managers, without charge, a conformed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein that are not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Managers may reasonably request.

(b)

Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object.

(c)

To furnish to the Managers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers reasonably object.

(d)

Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities

Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)

If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)

The Company will comply with the Securities Act, the Exchange Act and in each case the regulations thereunder so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Managers will furnish to the Company) to which Shares may have been sold by the Managers on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

(g)

To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request.

(h)

To make generally available to the Company’s security holders as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)

Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of this Agreement and deliverables hereunder, the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc. in an amount up to $20,000, (v) all costs and expenses incident to listing the Shares on the NASDAQ Stock Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the roadshow, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)

If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k)

If requested by the Managers, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(l)

If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Managers and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(m)

The Company will make every reasonable effort to prevent the issuance of any stop order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(n)

The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Time of Sale Prospectus and the Prospectus under “Use of Proceeds.”

(o)

The Company will use its best efforts to effect and maintain the listing of the Shares on the Nasdaq Stock Market.

(p)

The Company also covenants with each Underwriter that, without the prior written consent of the Managers identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the restricted period set forth in Schedule I hereto (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (4) publicly announce the intention to do any of the foregoing in clauses (1) through (3).  The restrictions contained in the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) the Company’s Direct Stock Purchase and Dividend Reinvestment Plan or (D) the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

7.

Covenants of the Underwriters.  Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.

Indemnity and Contribution.  b) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any

Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, except with respect to the Registration Statement, in light of the circumstances when made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Managers consists of the information described as such in paragraph (b) below.

(b)

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in the Registration Statement, or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, which shall be limited to the names of the Underwriters on the front and back covers of the Time of Sale Prospectus and the Prospectus and the 11th paragraph of the “Underwriting” section of the Time of Sale Prospectus and the Prospectus (which for avoidance of doubt shall be the paragraph regarding stabilization by the underwriters).

(c)

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel, who shall be chosen by the indemnifying party and be reasonably satisfactory to the indemnified party; provided that the indemnified party shall have the right to retain its own counsel and the fees and expenses of such counsel shall be at the expense of such indemnified party unless either clause (i) or (ii) in the immediately preceding sentence applies) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Managers authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)

To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)

The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)

The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.

Termination.  The Underwriters may terminate this Agreement by notice given by the Managers to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Global Market, NASDAQ Global Select Market, NASDAQ Capital Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Managers’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Managers’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.

Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Managers and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either the Managers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.

Entire Agreement.  c) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)

The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.

Recognition of the U.S. Special Resolution Regimes.  d) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United State.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.

Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.

Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.

Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.

Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley and BofA Securities at the addresses set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

[Remainder of page intentionally left blank]

Very truly yours, MGE Energy, Inc.
By:	/s/ Jeffrey C. Newman
Name: Jeffrey C. Newman
Title: Executive Vice President, Chief Financial Officer, Secretary

Accepted as of the date hereof Morgan Stanley & Co. LLC BofA Securities, Inc. Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.
By:	Morgan Stanley & Co. LLC
By:	/s/ James Watts
Name: James Watts
Title: Executive Director

By:	BofA Securities, Inc.
By:	/s/ Jason Satsky
Name: Jason Satsky
Title: Managing Director

SCHEDULE I

Managers: Morgan Stanley & Co. LLC BofA Securities, Inc.
Manager authorized to release lock-up under Section 6: Morgan Stanley & Co. LLC BofA Securities, Inc.
Managers authorized to appoint counsel under Section 8(c): Morgan Stanley & Co. LLC BofA Securities, Inc.
Registration Statement File No.:	333- 238196
Time of Sale Prospectus

Prospectus dated May 12, 2020 relating to the Shelf Shares

The preliminary prospectus supplement dated May 12, 2020 relating to the Shares

Orally communicated pricing information:

a.

Initial Public Offering Price: $56.00 a share

b.

Number of Firm Shares: 1,300,000

c.

Number of Additional Shares: 195,000

Lock-up Restricted Period:	90 days from the date of the Prospectus
Title of Shares to be purchased:	Common stock, $1.00 par value per share
Number of Firm Shares:	1,300,000
Number of Additional Shares	195,000
Purchase Price:	$53.62 a share

Initial Public Offering Price	$56.00 a share
Selling Concession:	$1.428 a share
Closing Date and Time:	May 15, 2020 9:00 a.m.
Closing Location:	Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022-6069

Address for Notices to Underwriters:

c/o Morgan Stanley & Co. LLC

      1585 Broadway

      New York, New York 10036

      Attention:  Equity Syndicate Desk, with

      a copy to the Legal Department

c/o BofA Securities, Inc.

      One Bryant Park

      New York, New York 10036

      Attention: Syndicate Department

      (facsimile: (646) 855-3073)

      With a copy to ECM Legal

      (facsimile: (212) 230-8730)

Address for Notices to the Company:

c/o   MGE Energy, Inc.

       133 South Blair Street

       Madison, Wisconsin 53788

Attention: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

       Email: jnewman@mge.com

SCHEDULE II

Underwriters	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC BofA Securities, Inc.	650,000 650,000
Total:	1,300,000

II-1

SCHEDULE III

LIST OF LOCK-UP EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS

1.

Jeffrey M. Keebler – Chairman, President and Chief Executive Officer

2.

Jeffrey C. Newman – Executive Vice President, Chief Financial Officer, Secretary and Treasurer

3.

Lynn K. Hobbie – Executive Vice President

4.

Cari Anne Renlund – Vice President and General Counsel

5.

Donald D. Peterson – Vice President

DIRECTORS

1.

Marcia M. Anderson

2.

James G. Berbee

3.

Mark D. Bugher

4.

Londa J. Dewey

5.

F. Curtis Hastings

6.

Jeffrey M. Keebler

7.

James L. Possin

8.

Thomas R. Stolper

9.

Gary J. Wolter

III-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

                                      [__], 2020

Morgan Stanley & Co. LLC
BofA Securities, Inc.

c/o

Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and BofA Securities, Inc. (“BofA Securities”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with MGE Energy, Inc., a Wisconsin corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and BofA Securities (the “Underwriters”), of shares (the “Shares”) of the common stock, $1.00 par value per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and BofA Securities, on behalf of the Underwriters, the undersigned will not, and will not publicly disclose an intention to, during the period commencing on the date the first preliminary prospectus supplement relating to the Public Offering is distributed to investors in connection with the launch and marketing of the Public  Offering and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”),

(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock,

(2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether

 2

any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or

(3) publicly disclose the intention of doing any of the foregoing in clauses (1) and (2).

The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, or by will or intestacy, (c) transfers of shares of Common Stock or any security convertible into Common Stock to any family partnership or trust for the benefit of the undersigned and/or one or more members of the “immediate family” (as defined below) of the undersigned or (d) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned, provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee, transferee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (e) the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and BofA Securities, on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock or publicly disclose the intention of doing any of the foregoing.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.  For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Furthermore, the restrictions contained herein shall not apply to transfers to a bona fide third party pursuant to a merger, consolidation, tender offer or other similar transaction made to all holders of shares of the Common Stock and involving a Change of Control (as defined below) of the Company and approved by the Company’s board of directors; provided that, in the event that such Change of Control is not completed, the undersigned’s Common Stock that are subject to this agreement shall remain subject to the restrictions contained herein, provided further that any shares of the Common Stock not transferred in such merger, consolidation, tender offer or other transaction shall remain subject to the restrictions contained herein. “Change of Control”

3

shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

4

EXHIBIT B

OPINION OF SIDLEY AUSTIN LLP

Opinion of Sidley Austin LLP to be delivered pursuant to Section 5(c) of the Underwriting Agreement.

May [__], 2020

Morgan Stanley & Co. LLC
1585 Broadway

New York, New York 10036

BofA Securities, Inc.
One Bryant Park

New York, New York 10036

As Managers for the several Underwriters

named in Schedule II to the Underwriting Agreement

Re:  MGE Energy, Inc.

Ladies and Gentlemen:

We have acted as counsel to  MGE Energy, Inc., a Wisconsin corporation (the “Company”), in connection with (i) the Underwriting Agreement dated May [__], 2020 (the “Underwriting Agreement”) between the Company and Morgan Stanley & Co. LLC and BofA Securities, Inc., as managers for the underwriters (the “Underwriters”) named in Schedule II to the Underwriting Agreement, and (ii) the sale by the Company, and the purchase by the Underwriters, severally, of [__] shares (the “Securities”) of the Company’s common stock, par value $1 per share (the “Common Stock”), pursuant to the Underwriting Agreement.  We are delivering this letter to you at the request of the Company pursuant to Section 5(c) of the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-[__]) for the registration of shares of Common Stock under the Securities Act of 1933, as amended (the “1933 Act”).  Such registration statement and the Incorporated Documents (as defined below) are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations (as defined below), the “Registration Statement.”

In connection with the issuance and sale of the Securities, the Company has prepared (i) a prospectus dated July 14, 2017 (the “Base Prospectus”), (ii) a preliminary prospectus supplement dated May [__], 2020 (the “Preliminary Prospectus Supplement”) [and] [,] (iii) [a free writing prospectus dated [__] (such free writing prospectus, in the form [filed with the Commission pursuant to Rule 433 of the 1933 Act Regulations], is hereinafter called the “FWP”) and (iv)] a

5

prospectus supplement dated May[__], 2020 (the “Prospectus Supplement”).  The Preliminary Prospectus Supplement and the accompanying Base Prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Incorporated Documents, are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations, the “Preliminary Prospectus.”  The Prospectus Supplement and the accompanying Base Prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Incorporated Documents, are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations, the “Prospectus.”

As used herein, the term “Incorporated Documents,” when used with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3; the term “1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act; and the term “Applicable Laws” means those state laws of the State of New York and those federal laws of the United States of America which, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Underwriting Agreement; provided, that the term “Applicable Laws” shall not include federal or state securities or blue sky laws (including, without limitation, the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Trust Indenture Act of 1939, as amended (the “1939 Act”), or the Investment Company Act of 1940, as amended (the “1940 Act”)), antifraud laws, pension or employee benefit laws or in each case any rules or regulations thereunder, or any law, rule or regulation of any state relating to public utilities, public utility holding companies, the production, transmission, distribution, storage or sale of electricity or natural gas or similar matters (collectively, “State Public Utility Laws”), or, in each case, any matters arising thereunder or relating thereto or similar matters.

As counsel to the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents as we have deemed necessary or appropriate for the purpose of rendering the opinions set forth in this letter. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites on the internet, and the authenticity of the originals of such latter documents.  If any document we examined in printed, word processed or similar form has been filed with the Commission on EDGAR, we have assumed that the document filed on EDGAR is identical to the document we examined, except for EDGAR formatting changes.  As to facts and certain other matters and the consequences thereof relevant to the opinions expressed herein and the other statements made herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, (a) certificates, letters and oral and written statements and representations of public officials, officers and other representatives of the Company, accountants for the Company, and others, and (b) the representations and warranties in the Underwriting Agreement.

6

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(a)

No consent, approval, authorization or other order of any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the State of New York is required under Applicable Laws for the execution and delivery by the Company of the Underwriting Agreement and the issuance and sale of the Securities to the Underwriters as contemplated by the Underwriting Agreement.

(b)

To the extent that the execution and delivery of the Underwriting Agreement by the Company is a matter of the laws of the State of New York, the Underwriting Agreement has been duly executed and delivered by the Company.

(c)

The execution and delivery by the Company of the Underwriting Agreement, and the issuance and sale of the Securities by the Company to the Underwriters pursuant to the Underwriting Agreement, do not (a) violate any judgment, order or decree listed in Schedule I attached hereto, (b) result in any breach of, or constitute a default under, any of the agreements or instruments listed in Schedule II hereto or (c) result in a violation by the Company of any of the terms and provisions of any Applicable Laws.

(d)

The Registration Statement has become effective under the 1933 Act; each of the Preliminary Prospectus and the Prospectus has been filed pursuant to Rule 424(b) of the 1933 Act Regulations in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8) of the 1933 Act Regulations) [and the FWP has been filed pursuant to Rule 433 of the 1933 Act Regulations in the manner and within the time period required by Rule 433]; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act.

(e)

The Registration Statement, as of the date it first became effective , the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to Rule 430B(f) of the 1933 Act Regulations, to be part of and included in the Registration Statement), at date of Prospectus Supplement and the Prospectus, as of the date of the Prospectus Supplement, each appeared on its face to be appropriately responsive in all material respects relevant to the offering of the Securities to the applicable form requirements of the 1933 Act and the 1933 Act Regulations for registration statements on Form S-3 or related prospectuses, as the case may be, except in each case that we express no opinion with respect to (A) financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, (B) the Incorporated Documents, (C) any trustee’s statement of eligibility on Form T-1 (a “Form T-1”), (D) assessments of, and reports on, the effectiveness of internal control over financial reporting and (E) the requirements of Regulation S-T.

7

(f)

The Incorporated Documents, as of the respective dates they were filed with the Commission, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements of the 1934 Act and the rules and regulations of the Commission thereunder applicable thereto, except in each case that we express no opinion with respect to (A) financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, (B) assessments of, and reports on, the effectiveness of internal control over financial reporting and (C) the requirements of Regulation S-T.

(g)

The statements in the Preliminary Prospectus and the Prospectus under the caption “Description of Common Stock,” to the extent that such statements purport to describe certain provisions of the Company’s Amended and Restated Articles of Incorporation or Amended Bylaws as currently in effect, accurately describe such provisions in all material respects, except that we express no opinion in this paragraph with respect to any statements regarding the number of outstanding shares of Common Stock, to the effect that any shares of Common Stock have been or will be duly authorized, validly issued, fully paid or non-assessable or regarding preemptive or similar rights.

(h)

The statements in the Preliminary Prospectus and the Prospectus under the caption “Material United States Federal Income Tax Consequences to Non-U.S. Holders,” to the extent that such statements purport to describe matters of United States federal income tax law and regulations or legal conclusions with respect thereto, accurately describe such matters in all material respects.

(i)

The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, required to be registered as an “investment company” as defined in the 1940 Act.

In acting as counsel to the Company in connection with the transactions described in the first paragraph above, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and your representatives and counsel, at which conferences certain contents of the Registration Statement, the [Preliminary Prospectus][General Disclosure Package (as defined below)] and the Prospectus and related matters were discussed.  Although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included or incorporated by reference in or omitted from the Registration Statement, the[Preliminary Prospectus][General Disclosure Package], the Prospectus or the Incorporated Documents and have made no independent check or verification thereof (except as expressly set forth in our opinions in paragraphs (vii) and (viii) above), based upon our participation in such conferences, no facts have come to our attention that have caused us to believe that, insofar as is relevant to the offering of the Securities:

(i)

the Registration Statement, at the time it first became effective, or the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to Rule 430B(f) of the 1933 Act Regulations, to be part of and included in the

8

Registration Statement), at date of Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(ii)

the Preliminary Prospectus [and the FWP, considered together (collectively, the “General Disclosure Package”)], as of [__] [a.m./p.m] (New York City time) on May [__], 2020, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(iii)

the Prospectus, as of the date of the Prospectus Supplement or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that we express no belief and make no statement with respect to (A) financial statements and schedules and other financial data included or incorporated by reference in or omitted from the Registration Statement, the [Preliminary Prospectus][General Disclosure Package], the Prospectus or the Incorporated Documents, (B) any Form T-1 and (C) assessments of, and reports on, the effectiveness of internal control over financial reporting.

In rendering the opinion set forth in paragraph (v) above and making the statement set forth in clause (1) of the immediately preceding paragraph, we have assumed that date of Prospectus Supplement was the earlier of the date on which the Prospectus was first used and the time of the first contract of sale of the Securities within the meaning of Rule 430B(f)(1) of the 1933 Act Regulations.

The foregoing opinions and other statements are subject to the following qualifications, exceptions, assumptions and limitations:

(A)

The foregoing opinions and other statements are limited to matters arising under the federal laws of the United States of America and the laws of the State of New York; except to the extent that any opinion is expressly limited to Applicable Laws.  We express no opinion and make no statement as to the laws, rules or regulations of any other jurisdiction or as to any State Public Utility Laws, or in each case as to any matters arising thereunder or relating thereto.

(B)

In rendering our opinion set forth in paragraph (iv) above with respect to the effectiveness of the Registration Statement and the filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations [and the FWP pursuant to Rule 433 of the 1933 Act Regulations], we have relied upon our review of the EDGAR website.  In rendering our opinion set forth in paragraph (iv) above with respect to the absence of stop orders, we have relied upon our review of the Commission’s stop orders website at http://www.sec.gov/litigation/stoporders.shtml.

(C)

We express no opinion in paragraph (iii)(b) above as to any breach of or default under any financial covenant, any provision requiring a mathematical, accounting or financial computation or determination or any cross default or cross acceleration provisions triggered by another instrument or agreement.

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(D)

We have assumed that all filings, consents, authorizations, orders and approvals, if any, required under State Public Utility Laws in connection with the transactions contemplated by the Underwriting Agreement have been made and obtained and are in full force and effect.

(E)

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (1) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and is and at all relevant times was and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and has and at all relevant times had and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument and (2) such Instrument has been duly authorized, executed and delivered by, and is and at all relevant times was and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided that we make no such assumption with respect to the execution and delivery of the Underwriting Agreement by the Company as expressly covered by our opinion set forth in paragraph (ii) above.  We have further assumed, to the extent relevant to the opinions set forth herein, that (1) all shares of Common Stock issued, sold and delivered by the Company pursuant to the Underwriting Agreement will be issued, sold and delivered in accordance with the Company’s charter and bylaws as currently in effect, (2) each party to any Instrument has duly obtained all consents, approvals, authorizations or other order of any nature necessary for such party to execute, deliver and perform its obligations under the Underwriting Agreement and (3) neither the issuance, sale or delivery of any shares of Common Stock, nor the execution, delivery or performance by the Company of the Underwriting Agreement, violates or will violate any applicable law, rule or regulation, judgement, order, decree, instrument or agreement binding on the Company or any of its subsidiaries or any of their respective properties, or any requirement or restriction imposed by any court or governmental authority; provided that we make no such assumption insofar as any of the foregoing matters in this sentence is expressly covered by our opinion set forth in paragraph (i) or (iii) above.

(F)

In rendering our opinion set forth in paragraph (ix) above, we have relied as to factual matters exclusively on the certificate, dated as of the date of this letter, of _____________, the [title] of the Company, and have assumed that the certifications and representations as to such factual matters set forth therein were true and correct as of the dates set forth therein, are true and correct on the date hereof and will remain true and correct at all times through and including the date on which the Company shall expend all of the proceed from the sale of the Securities.

The opinions expressed and the statements made herein are expressed and made as of the time of closing of the sale of the Securities to the Underwriters on the date hereof and we assume no obligation to advise you of changes in law, fact or other circumstances (or the effect thereof on such opinions or statements) that may come to our attention after such time.

This letter is rendered solely to and for the benefit of the Underwriters in connection with the transaction described in the first paragraph above and may not be quoted to or relied upon by, nor may this letter or copies hereof be delivered to, any other person (including, without

10

limitation, any person who acquires Securities from or through any Underwriter), nor may this letter be used for any other purpose, without our prior written consent.

Very truly yours,

11

SCHEDULE I

None.

12

SCHEDULE II

The following documents filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed by the Company with the Commission on February 27, 2020:

Exhibits 4.1, 4.2, 4.3,10.1 through and including 10.23, 10.35, 10.38 and 10.40.

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EXHIBIT C

OPINION OF STAFFORD ROSENBAUM LLP

Opinion of Stafford Rosenbaum LLP to be delivered pursuant to Section 5(d) of the Underwriting Agreement.

May [__], 2020

Morgan Stanley & Co. LLC
1585 Broadway

New York, New York 10036

BofA Securities, Inc.
One Bryant Park

New York, New York 10036

As Managers for the several Underwriters

named in Schedule II to the Underwriting Agreement

Re:  MGE Energy, Inc.

Ladies and Gentlemen:

We have acted as Wisconsin counsel to MGE Energy, Inc., a Wisconsin corporation (the “Company”), in connection with (i) the Underwriting Agreement dated May [__] , 2020 (the “Underwriting Agreement”) between the Company and Morgan Stanley & Co. LLC and BofA Securities, Inc., as managers for the underwriters (the “Underwriters”) named in Schedule II to the Underwriting Agreement, and (ii) the sale by the Company, and the purchase by the Underwriters, severally, of [__]shares (the “Securities”) of the Company’s common stock, par value $1 per share (the “Common Stock”), pursuant to the Underwriting Agreement.  We are delivering this letter to you at the request of the Company pursuant to Section 5(d) of the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333- [__]) for the registration of shares of Common Stock under the Securities Act of 1933, as amended (the “1933 Act”).  Such registration statement and the Incorporated Documents (as defined below) are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations (as defined below), the “Registration Statement.”

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In connection with the issuance and sale of the Securities, the Company has prepared (i) a prospectus dated May [__], 2020 (the “Base Prospectus”), (ii) a preliminary prospectus supplement dated May [__], 2020 (the “Preliminary Prospectus Supplement”) [and] [,] (iii) [a free writing prospectus dated [__] (such free writing prospectus, in the form [filed with the Commission pursuant to Rule 433 of the 1933 Act Regulations], is hereinafter called the “FWP”)  and (iv)] a prospectus supplement dated May [__], 2020 (the “Prospectus Supplement”).  The Preliminary Prospectus Supplement and the accompanying Base Prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Incorporated Documents, are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations, the “Preliminary Prospectus.”  The Prospectus Supplement and the accompanying Base Prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Incorporated Documents, are hereinafter called, collectively and giving effect to Rule 412 of the 1933 Act Regulations, the “Prospectus.”

As used herein, the term “Incorporated Documents,” when used with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3; the term “Time of Sale Prospectus” shall have the meaning set forth in the Underwriting Agreement;  the term “Applicable Laws” means those Wisconsin laws, rules and regulations that, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the  Underwriting Agreement and the Company and its subsidiaries, including, without limitation, Wisconsin public utility and public utility holding company statutes and the regulations and orders of the Public Service Commission of Wisconsin (“PSCW”) thereunder, but which term shall not include state securities or blue sky laws, fraudulent conveyance or fraudulent transfer, anti-fraud or in each case any rules or regulations thereunder; and the term “Material Subsidiaries” shall refer to Madison Gas and Electric Company, MGE Power LLC, MGE Power West Campus, LLC, MGE Power Elm Road, LLC, MGE Transco Investment LLC, MGEE Transco, LLC, Central Wisconsin Development Corporation and MAGAEL, LLC.

As counsel to the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents as we have deemed necessary or appropriate for the purpose of rendering the opinions set forth in this letter. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), the Wisconsin Department of Financial Institutions (“WDFI”), or other sites on the internet, and the authenticity of the originals of such latter documents.  If any document we examined in printed, word processed or similar form has been filed with the Commission on EDGAR, we have assumed that the document filed on EDGAR is identical to the document we examined, except for EDGAR formatting changes. We have assumed that none of the directors of the Company has a direct or indirect interest with respect to the Underwriting Agreement that would result in a voidable conflict of interest transaction under Section 180.0831 of the Wisconsin Statutes.  As to facts and the consequences thereof relevant to

15

the opinions expressed herein and the other statements made herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, (a) certificates, letters and oral and written statements and representations of public officials, officers and other representatives of the Company, accountants for the Company, and others, and (b) the representations and warranties in the Underwriting Agreement.

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(i)

the Company is validly existing as a corporation in good standing under the laws of the state of Wisconsin, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (the state of Wisconsin) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that such failure to be so qualified would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(ii)

each of the Material Subsidiaries is validly existing as a corporation or limited liability company in good standing under the laws of the state of Wisconsin, has the corporate or limited liability company power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (the state of Wisconsin and, as to Madison Gas and Electric Company only, the state of Iowa) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that such failure to be so qualified would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(iii)

the authorized capital stock of the Company conforms as to the descriptions thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(iv)

the Underwriting Agreement has been duly executed and delivered by the Company;

(v)

the Securities have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Securities will not be subject to any pre-emptive or similar rights;

(vi)

the execution, delivery and performance by the Company of the Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company;

(vii)

no consent, approval, authorization or order of and no filing, notice or other submittal to any regulatory body, administrative agency or other governmental body of the State of Wisconsin is required under Applicable Laws for the execution and delivery by the

16

Company of the Underwriting Agreement and performance of its obligations under the Underwriting Agreement, including the issuance and sale of the Securities to the Underwriters as contemplated by the Underwriting Agreement;

(viii)

the execution and delivery by the Company of the Underwriting Agreement and performance of its obligations under the Underwriting Agreement, including the issuance and sale of the Securities by the Company to the Underwriters pursuant to the Underwriting Agreement, do not (a) violate any judgment, order or decree listed in Schedule I attached hereto, which includes all judgments, orders and decrees known to us after due inquiry, which are relevant to the execution and delivery of the Underwriting Agreement and performance of the Company’s obligations under the Underwriting Agreement, including the issuance and sale of the Securities to the Underwriters as contemplated by the Underwriting Agreement, (b) result in any breach of, or constitute a default under, any of the agreements or instruments listed in Schedule II hereto, (c) result in a violation by the Company of any Applicable Laws, (d) contravene the articles of incorporation or by-laws of the Company;

(ix)

the statements made in the Time of Sale Prospectus and the Prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute summaries of laws of the State of Wisconsin referred to therein, constitute accurate summaries of such laws in all material respects;

(x)

the Company is (a) subject to regulation by the PSCW as a public utility holding company under Wisconsin laws and regulations and (b) not subject to regulation by the PSCW as a public utility under Wisconsin law and regulations;

(xi)

except for Madison Gas and Electric Company, which is subject to regulation by the PSCW as a public utility under Wisconsin laws and regulations, no Material Subsidiary is subject to regulation by the PSCW as a public utility or a public utility holding company under Wisconsin laws and regulations;

(xii)

after due inquiry, we are not aware of any legal or governmental proceedings including, without limitation, before the PSCW, pending or threatened (formal or informal, public or non-public) to which the Company or any of its Material Subsidiaries is a party or to which any of the properties of the Company or any of its Material Subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described;

(xiii)

the statements in the Registration Statement, Time of Sale Prospectus and the Prospectus, that purport to describe Wisconsin utility laws, rules and regulations applicable to the Company, its subsidiaries and their respective properties, accurately describe such matters in all material respects, except that in each case we express no opinion with respect to financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom.

In rendering the foregoing opinions, we wish to advise you of the following additional assumptions, qualifications and exceptions to which such opinions are subject:

17

A.

The foregoing opinions are limited to matters arising under the laws of the state of Wisconsin.  We express no opinion and make no statement as to the laws, rules or regulations of any other jurisdiction.

B.

The opinions expressed above are limited to the specific issues addressed and to laws and facts existing on the date hereof.  By rendering our opinions, we do not undertake to advise you (or to update or supplement our opinions) with respect to any other matter or of any change in such laws or in the interpretation thereof, or of any change in facts, that may occur after the date hereof.

C.

We express no opinion in paragraph (viii)(b) above as to any breach of or default under any financial covenant,  any provision requiring a mathematical, accounting or financial computation or determination or any cross default or cross acceleration provisions triggered by another instrument or agreement.

D.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (1) each party to such Instrument (if not a natural person) other than Company or the Material Subsidiaries was duly organized or formed, as the case may be, and is and at all relevant times was and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and has and at all relevant times had and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument and (2) such Instrument has been duly authorized, executed and delivered by, and is and at all relevant times was and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto (other than Company or Material Subsidiaries).

The opinions expressed and the statements made herein are expressed and made as of the time of closing of the sale of the Securities to the Underwriters on the date hereof and we assume no obligation to advise you of changes in law, fact or other circumstances (or the effect thereof on such opinions or statements) that may come to our attention after such time.

This letter is rendered solely to and for the benefit of the Underwriters in connection with the transaction described in the first paragraph above and may not be quoted to or relied upon by, nor may this letter or copies hereof be delivered to, any other person (including, without limitation, any person who acquires Securities from or through any Underwriter), nor may this letter be used for any other purpose, without our prior written consent.

Very truly yours,

18

SCHEDULE I

Applicable Judgments, Orders and Decrees

Final Decision and Certificate in Docket # 9407-YO-100, Wisconsin Public Service Commission

19

SCHEDULE II

Agreements and Instruments

The following documents filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed by the Company with the Securities and Exchange Commission on February 27, 2020:

Exhibits 10.24 and 10.25

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EXHIBIT D

Chief Financial Officer’s Certificate

Dated May [__], 2020

Reference is made to the Underwriting Agreement, dated May [__], 2020 (the “Underwriting Agreement”), by and among MGE Energy, Inc. (the “Company”) and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), and the Preliminary Prospectus Supplement, dated May 12, 2020 (the “[Preliminary] [Final] Prospectus Supplement”), with respect to the issuance and sale of 1,300,000 shares of common stock, $1.00 par value per share of the Company (the “Shares”). Capitalized terms used but not defined in this certificate have the meaning ascribed to them in the Underwriting Agreement.

The undersigned hereby certifies, in the capacity indicated below, as follows:

1.

I am the duly qualified and acting Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, as indicated on the signature page hereof, and in such capacity I am (a) responsible for the Company’s financial accounting, (b) familiar with the Company’s accounting records and internal controls, and (c) qualified to certify the information certified herein.

2.

I, or members of my staff who are responsible for the Company’s financial or accounting matters, have reviewed certain information included in the [Preliminary] [Final] Prospectus Supplement related to certain financial and operational information of the Company, which information is circled on the pages from the Preliminary Prospectus Supplement, attached hereto as Exhibit A and Exhibit B (collectively, the “Circled Information”).

3.

I, or members of my staff who are responsible for the Company’s financial or accounting matters, have supervised the preparation of the compilation of the Circled Information and have reviewed the presentation of such information through conversations, review of sales and other operating data generated by the Company’s internal business reporting, book-keeping and recording system and other procedures I have consulted with the relevant members of the Company’s senior accounting staff.

4.

On the basis of the foregoing, and after due inquiry, I hereby certify that the Circled Information contained in (x) Exhibit A: (i) is derived from the Company’s internal business reporting, book-keeping and recording system, (ii) has been prepared on a basis that is materially consistent with that of the audited financial statements contained in the [Preliminary] [Final] Prospectus Supplement, except, as noted in the disclosure accompanying the Circled Information, with respect to the completion of quarter-end adjustments and procedures, which have been completed in the case of the audited financial statements, and have not been completed in the case of the April 2020 information included in the Circled Information, and (iii) in the case of the April 2020 information, has been prepared on a basis that is materially consistent with the April 2019 information and (y) Exhibit B: (i) has been prepared on a basis that is materially

21

consistent with that of the historical methodology for calculating electric kWh sales and gas therms delivery contained in the [Preliminary] [Final] Prospectus Supplement, and (ii) in the case of the April 2020 information, has been prepared on a basis that is materially consistent with the operational information for April 2019.

5.

On the basis of the foregoing, and after due inquiry, I hereby certify that nothing has come to my attention that causes me to believe that the Circled Information in Exhibit A and Exhibit B (as at the date or for the period it is expressed to reflect) is not fairly presented in all material respects.

This certificate is being furnished to the Underwriters and their counsel to assist the Underwriters and their counsel in conducting and documenting their investigation of the affairs of the Company in connection with the transactions contemplated in the Underwriting Agreement.

[Signature Page Follows]

22

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first set forth above.

By:________________

Name:   Jeffrey C. Newman

Title:

 Executive Vice President, Chief Financial Officer, Secretary and Treasurer